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                                   EXHIBIT 23

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                                                                     Exhibit 23

                        Consent of Independent Auditors

   We consent to the incorporation by reference in the following Registration Statements of Marriott International, Inc. and in the related Prospectuses of our report dated February 5, 2003, with respect to the consolidated financial statements of Marriott International, Inc., included in this Annual Report (Form 10-K) for the fiscal year ended January 3, 2003.

    1. No. 333-66406
    2. No. 333-53860
    3. No. 333-94697
    4. No. 333-77827
    5. No. 333-55350
    6. No. 333-36388
    7. No. 333-58747
    8. No. 333-48407
    9. No. 333-48417

                                                          /s/ Ernst & Young LLP

McLean, Virginia
February 7, 2003